Exhibit 5.1

August 23, 2021

Digital Ally, Inc.

15612 College Blvd.

Lenexa, KS 66219

Ladies and Gentlemen:

We have acted as special counsel to Digital Ally, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed on August 23, 2021 by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed resale from time to time by the Selling Securityholders (as defined below) of an aggregate of up to 7,681,540 shares (the “Warrant Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) issuable upon exercise of common stock purchase warrants issued by the Company to the Selling Securityholders (the “Warrants”), in connection with a Warrant Exchange Agreement, dated August 19, 2021, entered into by each of the Selling Securityholders with the Company (the “Exchange Agreement”) and the Warrants. The holders of the Warrant Shares and the Warrants are collectively referred to herein as the “Selling Securityholders.”

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the following: (i) the Registration Statement, including the exhibits filed therewith, (ii) the Warrant Exchange Agreement, all exhibits, annexes and schedules attached thereto, all ancillary agreements, and all documentation provided by the Company in connection therewith, including but not limited to the Warrants (collectively, the “Transaction Documents”), (iii) the minutes of meetings and resolutions of the board of directors of the Company as provided to us by the Company, (iv) the articles of incorporation and bylaws of the Company, each as restated and/or amended to date, and (v) such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives and upon representations made by the Selling Securityholders. We also have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Nevada. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and the corporate laws of the State of Nevada. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Warrant Shares have been duly authorized by the Company, and provided that the Warrants have been duly executed and delivered by the Company to the Selling Securityholders against payment therefor pursuant to the Transaction Documents (i) the Warrants have been duly authorized, executed and delivered by the Company and (ii) the Warrant Shares, when issued and paid for by the Selling Securityholders pursuant to the Warrants upon payment to the Company of the required consideration in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable shares of Common Stock.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours

Sullivan & Worcester LLP